Exhibit 12.2


                                 RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

  (thousands of EUR, except
    Ratio's)

Dutch GAAP                        Forty Week    Forty Week
                                 Period Ended  Period Ended
                                  October 8,    October 10,
                                     2000           1999        1999       1998      1997         1996       1995
                                 ------------   -----------   --------   --------   -------      -------   -------

        Earnings before income
          tax and minority
          interest                  1,080,667     715,678   1,048,478     772,269    615,645     416,641   301,313
        Fixed charges                 905,012     503,384     683,066      524,470   470,704     303,262   237,303
        Amortization of
          capitalized interest         15,561       8,394      14,216      16,567     11,322       3,377     2,000
        Distributed income of
          equity investees              2,778       2,430       4,182       4,278      4,472       4,541     3,183
        Royal Aholds share of
          pre-tax losses of
          equity investees for
          which charges arising
          from guarantees are
          included                          0           0           0           0          0           0         0
        Adjustments
             Capitalized interest     (15,561)     (8,394)    (14,216)    (16,567)   (11,322)     (3,377)   (2,000)
             Minority interests
               in pre-tax income
               without fixed charges        0           0           0           0          0           0         0

   "Earnings" (Dutch GAAP)          1,988,457   1,221,492   1,735,726   1,301,017  1,090,821     724,444   541,799
                                    =========   =========   =========   =========  =========     =======   =======

          Interest expensed,
            capitalized interest,
            capitalized expenses
            and amortized premiums
            and discounts             583,743     325,003     435,036     336,048    285,867     172,971   134,803
          Estimate of interest
            within rental expenses    311,934     169,054     235,863     178,497    176,511     125,991   102,500
          Preferred share dividends     9,335       9,327      12,167       9,925      8,326       4,300         0
                                      -------     -------     -------     -------    -------     -------   -------
  Fixed Charges incl. Fixed
    cgarge dividends                  905,012     503,384     683,066     524,470    470,704     303,262   237,303
                                      =======     =======     =======     =======    =======     =======   =======

  Ratio of earnings to combined
    fixed charges and preferred
    share dividends according to
    Dutch GAAP                           2.20x       2.43x       2.54x       2.48x      2.32x       2.39x     2.28x




                                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

  (thousands of EUR, except
    Ratio's)

US GAAP                           Forty Week    Forty Week
                                 Period Ended  Period Ended
                                  October 8,    October 10,
                                     2000           1999        1999       1998      1997         1996       1995
                                 ------------   -----------   --------   --------   -------      -------   -------
        Earnings before income
          tax and minority
          interest                    855,749     556,733     855,982     593,016    509,824     359,457   284,413
        Fixed charges                 905,012     503,384     683,066      524,470   470,704     303,262   237,303
        Amortization of
          capitalized interest         15,561       8,394      14,216      16,567     11,322       3,377     2,000
        Distributed income of
          equity investees              2,778       2,430       4,182       4,278      4,472       4,541     3,183
        Royal Aholds share of
          pre-tax losses of
          equity investees for
          which charges arising
          from guarantees are
          included                          0           0           0           0          0           0         0
        Adjustments
             Capitalized interest     (15,561)    (8,.394)    (14,216)    (16,567)   (11,322)     (3,377)   (2,000)
             Minority interests
               in pre-tax income
               without fixed charges        0           0           0           0          0           0         0

   "Earnings" (US GAAP)             1,763,539   1,062,547   1,543,230   1,121,764    985,000     667,260   524,899
                                    =========   =========   =========   =========    =======     =======   =======

          Interest expensed,
            capitalized interest,
            capitalized expenses
            and amortized premiums
            and discounts             583,743     325,003     435,036     336,048    285,867     172,971   134,803
          Estimate of interest
            within rental expenses    311,934     169,054     235,863     178,497    176,511     125,991   102,500
          Preferred share dividends     9,335       9,327      12,167       9,925      8,326       4,300         0
                                      -------     -------     -------     -------      -----     -------   -------
  Fixed Charges incl. Fixed
    charge dividends                  905,012     503,384     683,066     524,470    470,704     303,262   237,303
                                      =======     =======     =======     =======    =======     =======   =======

  Ratio of earnings to combined
    fixed charges and preferred
    share dividends according to
    US GAAP                             1.95x       2.11x       2.26x       2.14x      2.09x       2.20x     2.21x